Exhibit 10.8

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) is being executed and delivered as of February 10, 2023, by the undersigned member of the Company (as defined below) (the “Subject Party”) in favor of and for the benefit of IWAC Holdings Inc., a Delaware corporation which will be known after the consummation of the transactions contemplated by the Merger Agreement (as defined below) (the “Closing”) as “Refreshing USA, Inc.” (together with its successors, “Pubco”), Refreshing USA, LLC, a Washington limited liability company (together with its successors, including the Company Surviving Subsidiary (as defined in the Merger Agreement) (the “Company”), and each of Pubco’s and/or the Company’s respective present and future Affiliates, successors and direct and indirect Subsidiaries (including the Purchaser (as defined below)) (collectively with Pubco and the Company, the “Covered Parties”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement.

WHEREAS, Pubco and the Company are parties to that certain Agreement and Plan of Merger, dated as of February 10, 2023 (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), by and among (i) Integrated Wellness Acquisition Corp, an exempted company incorporated in the Cayman Islands with limited liability, and, prior to giving effect to the Closing, the parent entity of Pubco (together with its successors, including the Purchaser Surviving Subsidiary, the “Purchaser”), (ii) Pubco, (iii) IWAC Purchaser Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Purchaser Merger Sub”), (iv) Refreshing USA Merger Sub LLC, a Washington limited liability company and a wholly-owned subsidiary of Pubco (“Company Merger Sub”, and together with Pubco, the Purchaser and Purchaser Merger Sub, the “Purchaser Parties”),(v) IWH Sponsor LP, a Delaware limited partnership, in its capacity as the Purchaser Representative thereunder (including any successor Purchaser Representative appointed in accordance therewith, the “Purchaser Representative”), (vi) the Company, and (vii) Ryan Wear, in its capacity as Seller Representative thereunder, pursuant to which, subject to the terms and conditions thereof, among other matters, (a) Purchaser Merger Sub will merge with and into the Purchaser, with the Purchaser continuing as the surviving entity (the “Purchaser Merger”), and with security holders of Purchaser receiving substantially equivalent securities of Pubco, and (b) Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Company Merger”, and together with the Purchaser Merger, the “Mergers” and, collectively with the other transactions contemplated by the Merger Agreement, the “Transactions”), and with the security holders of the Company, including the Subject Party, receiving shares of common stock of Pubco, and as a result of which Mergers, among other matters, the Purchaser and the Company will become wholly-owned subsidiaries of Pubco and Pubco will become a publicly traded company, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law and the Washington Limited Liability Company Act;

WHEREAS, the Company (and, after the Closing, Pubco), directly and indirectly through its Subsidiaries, provides vending machines, coffee and water services to education, healthcare, business and industry, and sports, leisure and corrections clients (collectively, the “Business”);

WHEREAS, in connection with, and as a condition to the Closing and to enable the Purchaser and Pubco to secure more fully the benefits of the Transactions, including the protection and maintenance of the goodwill and confidential information of the Company and its Subsidiaries and the other Covered Parties, the Purchaser, Pubco and the Company have required that the Subject Party enter into this Agreement;

WHEREAS, the Subject Party is entering into this Agreement in order to induce the Purchaser and Pubco to enter into the Merger Agreement and consummate the Transactions, pursuant to which the Subject Party will directly or indirectly receive a material benefit; and

WHEREAS, the Subject Party, as a former and/or current member, director, officer and/or employee of the Company or its Subsidiaries, has contributed to the value of the Company and its Subsidiaries and has obtained extensive and valuable knowledge and confidential information concerning the business of the Company and its Subsidiaries.

NOW, THEREFORE, in order to induce the Purchaser and Pubco to enter into the Merger Agreement and consummate the Transactions, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Subject Party hereby agrees as follows:

1.             Restriction on Competition.

(a)                Restriction. The Subject Party hereby agrees that during the period from the Closing until the two (2) year anniversary of the Closing Date (such period, the “Restricted Period”) the Subject Party will not, and will cause his, her or its Affiliates (other than Pubco and its subsidiaries) not to, without the prior written consent of Pubco, anywhere in North America or in any other markets in which the Company and its subsidiaries are engaged in the Business as of the Closing Date or during the Restricted Period (the “Territory”), directly or indirectly engage in the Business (other than through a Covered Party) or own, manage, finance or control, or participate in the ownership, management, financing or control of, or become engaged or serve as an officer, director, member, partner, employee, agent, consultant, advisor or representative of, a business or entity (other than a Covered Party) that engages in the Business in the Territory (a “Competitor”). Notwithstanding the foregoing, the Subject Party and his, her or its Affiliates may own passive investments of no more than two percent (2%) beneficial ownership of any class of outstanding equity interests in a Competitor that is publicly traded, so long as the Subject Party and his, her or its Affiliates and immediate family members are not involved in the management or control of such Competitor.

(b)                Acknowledgment. The Subject Party acknowledges and agrees, based upon the advice of legal counsel and/or the Subject Party’s own education, experience and training, that (i) the Subject Party may possess knowledge of confidential information of the Covered Parties and the Business, (ii) the Subject Party’s execution of this Agreement is a material inducement to the Purchaser and Pubco to enter into the Merger Agreement and consummate the Transactions and to realize the goodwill of the Company and its Subsidiaries, for which the Subject Party and/or his, her or its Affiliates will receive a substantial direct or indirect financial benefit, and that the Purchaser and Pubco would not have entered into the Merger Agreement or consummated the Transactions but for the Subject Party’s agreements set forth in this Agreement; (iii) it would impair the goodwill of the Covered Parties and reduce the value of the assets of the Covered Parties and cause serious and irreparable injury if the Subject Party and/or its Affiliates were to use his, her or its ability and knowledge by engaging in the Business in the Territory in competition with a Covered Party, and/or to otherwise breach the obligations contained herein and that the Covered Parties would not have an adequate remedy at law because of the unique nature of the Business, (iv) the Subject Party and his, her or its Affiliates have no intention of engaging in the Business in the Territory (other than through the Covered Parties) during the Restricted Period other than through Permitted Ownership, (v) the relevant public policy aspects of restrictive covenants, covenants not to compete and non-solicitation provisions have been discussed, and every effort has been made to limit the restrictions placed upon the Subject Party to those that are reasonable and necessary to protect the Covered Parties’ legitimate interests, (vi) the Covered Parties conduct and intend to conduct the Business everywhere in the Territory and compete with other businesses that are or could be located in any part of the Territory, (vii) the foregoing restrictions on competition are fair and reasonable in type of prohibited activity, geographic area covered, scope and duration, (viii) the consideration provided to the Subject Party under this Agreement and the Merger Agreement is not illusory, and (ix) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Covered Parties.

2.             No Solicitation; No Disparagement.

(a)                No Solicitation of Employees and Consultants. The Subject Party agrees that, during the Restricted Period, the Subject Party will not, and will not permit his, her or its Affiliates (other than a Covered Party) to, without the prior written consent of Pubco, either on its own behalf or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of the Subject Party’s duties on behalf of the Covered Parties), directly or indirectly: (i) hire or engage as an employee, independent contractor, consultant or otherwise any Covered Personnel (as defined below) or (ii) solicit, induce, knowingly encourage or otherwise knowingly cause (or attempt to do any of the foregoing)any Covered Personnel to leave the service (whether as an employee, consultant or independent contractor) of any Covered Party; or (iii) in any way interfere with the relationship between any Covered Personnel and any Covered Party; provided, however, the Subject Party and his, her or its Affiliates will not be deemed to have violated this Section 2(a) if any Covered Personnel voluntarily and independently solicits an offer of employment from the Subject Party or his, her or its Affiliate (or other Person whom any of them is acting on behalf of) by responding to a general advertisement or solicitation program conducted by or on behalf of the Subject Party or his, her or its Affiliate (or such other Person whom any of them is acting on behalf of) that is not targeted at such Covered Personnel or Covered Personnel generally (and such general advertising or solicitation program shall not be a breach of this Section 2), in which case such Covered Personnel may be hired by the Subject Party or his, her or its Affiliate, as applicable. For purposes of this Agreement, “Covered Personnel” shall mean any Person who is or was an employee, consultant or independent contractor of the Covered Parties, as of the Closing Date or during the Restricted Period or within the six (6) month period preceding the date of this Agreement.

(b)                Non-Solicitation of Customers and Suppliers. The Subject Party agrees that, during the Restricted Period, the Subject Party and his, her or its Affiliates (other than a Covered Party) will not, without the prior written consent of Pubco, individually or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of the Subject Party’s duties on behalf of the Covered Parties), directly or indirectly; (i) solicit, induce, knowingly encourage or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Customer (as defined below) to (A) cease being, or not become, a client or customer of any Covered Party with respect to the Business in the Territory or (B) reduce the amount of business of such Covered Customer with any Covered Party with respect to the Business in the Territory, or otherwise knowingly alter such business relationship in a manner adverse to any Covered Party, in either case, with respect to or relating to the Business; (ii) interfere with or disrupt (or attempt to interfere with or disrupt) the contractual relationship between any Covered Party and any Covered Customer; (iii) divert any business with any Covered Customer relating to the Business from a Covered Party; (iv) solicit for business, provide services to, engage in or do business with, any Covered Customer for products or services that are part of the Business; or (v) interfere with or disrupt (or attempt to interfere with or disrupt), any Person that was a vendor, supplier, distributor, agent or other service provider of a Covered Party at the time of such interference or disruption, for a purpose competitive with a Covered Party as it relates to the Business. For purposes of this Agreement, a “Covered Customer” shall mean any Person who is or was an actual customer or client (or prospective customer or client with whom a Covered Party actively marketed or made or took specific action to make a proposal) of a Covered Party with respect to the Business in the Territory, as of the Closing Date or during Restricted Period or within the six (6) month period preceding the date of this Agreement.

(c)                Non-Disparagement. The Subject Party agrees that from and after the Closing until the second (2nd) anniversary of this Agreement, the Subject Party will not, and will not permit his, her or its Affiliates to, directly or indirectly engage in any public conduct that involves the making or publishing (including through electronic mail distribution or online social media) of any written or oral statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports or comments) that are disparaging, deleterious or damaging to the integrity, reputation or good will of one or more Covered Parties or their respective management, officers, employees, independent contractors or consultants. Notwithstanding the foregoing, subject to Section 3 below, the provisions of this Section 2(c)shall not restrict the Subject Party from providing truthful testimony or information in response to a subpoena or investigation by a Governmental Authority or in connection with any legal action by the Subject Party or his, her or its Affiliate against any Covered Party under this Agreement, the Merger Agreement or any other Ancillary Document that is asserted by the Subject Party or his, her or its Affiliate in good faith.

3.             Confidentiality. During the Restricted Period, the Subject Party will, and will cause his, her or its Affiliates (other than the Company) to, keep confidential and not (except, if applicable, in the performance of the Subject Party’s duties on behalf of the Covered Parties) directly or indirectly use, disclose, reveal, publish, transfer or provide access to, any and all Covered Party Information without the prior written consent of Pubco. As used in this Agreement, “Covered Party Information” means all materials and information to the extent relating to the business, affairs and assets of any Covered Party, including material and information that concerns or relates to such Covered Party’s bidding and proposal, technical information, computer hardware or software, administrative, management, operational, data processing, financial, marketing, customers, sales, human resources, employees, vendors, business development, planning and/or other business activities, regardless of whether such material and information is maintained in physical, electronic, or other form, that is: (A) gathered, compiled, generated, produced or maintained by such Covered Party through its Representatives, or provided to such Covered Party by its suppliers, service providers or customers; and (B) intended and maintained by such Covered Party or its Representatives, suppliers, service providers or customers to be kept in confidence. Covered Party Information also includes information disclosed to any Covered Party by a third party to the extent that a Covered Party has an obligation of confidentiality in connection therewith. The obligations set forth in this Section 3 will not apply to any Covered Party Information where such material or information: (i) is known or available through other sources not known by the Subject Party to be bound by a confidentiality agreement with, or other confidentiality obligation with respect to such material or information; (ii) is or becomes publicly known through no violation of this Agreement; (iii) is already in the possession of the Subject Party at the time of disclosure through sources not known by the Subject Party to be bound by a confidentiality agreement or other confidentiality obligation as evidenced by the Subject Party’s documents and records; or (iv) is required to be disclosed by applicable law or regulation or stock exchange requirement pursuant to an order of any administrative body or court of competent jurisdiction (provided that (A) the applicable Covered Party is given reasonable prior written notice, to the extent legally permissible and at such Covered Party’s sole expense, (B) the Subject Party uses its reasonable best efforts to cooperate (and practicable its Representatives to cooperate) with any reasonable request of any Covered Party (at such Covered Party’s sole expense) to seek to prevent or narrow such disclosure and (C) if after compliance with clauses (A) and (B) such disclosure is still required, the Subject Party and its Representatives only disclose such portion of the Covered Party Information that is so required).

4.             Representations and Warranties. The Subject Party hereby represents and warrants, to and for the benefit of the Covered Parties as of the date of this Agreement and as of the Closing Date, that: (a) the Subject Party has full power and capacity to execute and deliver, and to perform all of the Subject Party’s obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of the Subject Party’s obligations hereunder will result directly or indirectly in a violation or breach of any agreement or obligation by which the Subject Party is a party or otherwise bound. By entering into this Agreement, the Subject Party certifies and acknowledges that the Subject Party has carefully read all of the provisions of this Agreement, and that the Subject Party voluntarily and knowingly enters into this Agreement.

5.             Remedies. The covenants and undertakings of the Subject Party contained in this Agreement relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Agreement may cause irreparable injury to the Covered Parties, the amount of which may be impossible to estimate or determine and which cannot be adequately compensated. The Subject Party agrees that, in the event of any breach or threatened breach by the Subject Party of any covenant or obligation contained in this Agreement, each applicable Covered Party will be entitled to obtain the following remedies (in addition to, and not in lieu of, any other remedy at law or in equity or pursuant to the Merger Agreement or the other Ancillary Documents that may be available to the Covered Parties, including monetary damages), and a court of competent jurisdiction may award an injunction, restraining order or other equitable relief restraining or preventing such breach or threatened breach, without the necessity of proving actual damages or that monetary damages would be insufficient or posting bond or security, which the Subject Party expressly waives. The Subject Party hereby acknowledges and agrees that in the event of any breach of this Agreement, any value attributed or allocated to this Agreement (or any other non-competition agreement with the Subject Party) under or in connection with the Merger Agreement shall not be considered a measure of, or a limit on, the damages of the Covered Parties.

6.             Survival of Obligations. The expiration of the Restricted Period will not relieve the Subject Party of any obligation or liability arising from any breach by the Subject Party of this Agreement during the Restricted Period. The Subject Party further agrees that the time period during which the covenants contained in Section 1 and Section 2 of this Agreement will be effective will be computed by excluding from such computation any time during which the Subject Party is in violation of any provision of such Sections.

7.             Miscellaneous.

(a)                Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Pubco or any other Covered Party, to:

Refreshing USA, Inc.
2732 Grand Ave, Ste 122

Everett, WA 98201

Attn: Ryan Wear
Telephone No.: (425) 320-1279
Email: rwear@waterstation.com

and

IWH Sponsor LP
148 N Main Street

Florida, NY 10921

Attn: James MacPherson, CFO

Telephone No.: (845) 651-5039
E-mail: james@integratedwellnessholdings.com

with a copy (that will not constitute notice) to:

McCarter & English, LLP

Two Tower Center Boulevard, 24th Floor | East Brunswick, New Jersey 08816

Attn: Peter Campitiello, Esq.
Facsimile No (732) 352-7780
Telephone No.: (732) 867-9741
Email: pcampitiello@mccarter.com

and

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Barry I. Grossman, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email: bigrossman@egsllp.com

If to the Subject Party, to: the address below the Subject Party’s name on the signature page to this Agreement.

(b)                Integration and Non-Exclusivity. This Agreement contain the entire agreement between the Subject Party and the Covered Parties concerning the subject matter hereof. Notwithstanding the foregoing, the rights and remedies of the Covered Parties under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which will be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Covered Parties, and the obligations and liabilities of the Subject Party and his, her or its Affiliates, under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities (i) under the laws of unfair competition, misappropriation of trade secrets, or other requirements of statutory or common law, or any applicable rules and regulations and (ii) otherwise conferred by contract, including the Merger Agreement and any other written agreement between the Subject Party or his, her or its Affiliate and any of the Covered Parties. Nothing in the Merger Agreement will limit any of the obligations, liabilities, rights or remedies of the Subject Party or the Covered Parties under this Agreement, nor will any breach of the Merger Agreement or any other agreement between the Subject Party or his, her or its Affiliate and any of the Covered Parties limit or otherwise affect any right or remedy of the Covered Parties under this Agreement. If any term or condition of any other agreement between the Subject Party or his, her or its Affiliate and any of the Covered Parties conflicts or is inconsistent with the terms and conditions of this Agreement, the more restrictive terms will control as to the Subject Party or his, her or its Affiliate, as applicable.

(c)                Severability; Reformation. Each provision of this Agreement is separable from every other provision of this Agreement. If any provision of this Agreement is found or held to be invalid, illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision will be deemed amended to conform to applicable laws so as to be valid, legal and enforceable to the fullest possible extent, (ii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of such provision under any other circumstances or in any other jurisdiction, and (iii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of the remainder of such provision or the validity, legality or enforceability of any other provision of this Agreement. The Subject Party and the Covered Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision. Without limiting the foregoing, if any court of competent jurisdiction determines that any part hereof is unenforceable because of the duration, geographic area covered, scope of such provision, or otherwise, such court will have the power to reduce the duration, geographic area covered or scope of such provision, as the case may be, and, in its reduced form, such provision will then be enforceable. The Subject Party will, at a Covered Party’s request, join such Covered Party in requesting that such court take such action.

(d)                Amendment; Waiver. This Agreement may not be amended or modified in any respect, except by a written agreement executed by the Subject Party, Pubco and the Purchaser Representative (or their respective permitted successors or assigns). No waiver will be effective unless it is expressly set forth in a written instrument executed by the waiving party (and if such waiving party is a Covered Party, the Purchaser Representative) and any such waiver will have no effect except in the specific instance in which it is given. Any delay or omission by a party in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement will not be deemed a waiver of such term, covenant, condition or right, nor will any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

(e)                Governing Law; Arbitration; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement (a “Dispute”) shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. Any and all Disputes (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 7(e)) shall be governed by this Section 7(e). A party must, in the first instance, provide written notice of any Disputes to the other parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. The parties involved in such Dispute shall seek to resolve the Dispute on an amicable basis within the Resolution Period; provided, that if any Dispute would reasonably be expected to have become moot or otherwise irrelevant if not decided within sixty (60) days after the occurrence of such Dispute, then there shall be no Resolution Period with respect to such Dispute. Any Dispute that is not resolved during the Resolution Period may immediately be referred to and finally resolved by arbitration pursuant to the then-existing AAA Procedures of the AAA. Any party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five (5) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five (5) Business Days) after his or her nomination and acceptance by the parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the State of Delaware. Time is of the essence. Each party subject to the Dispute shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any party to do, or to refrain from doing, anything consistent with this Agreement and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant party (or parties, as applicable) to comply with only one or the other of the proposals. The arbitrator’s award shall be in writing and shall include a reasonable explanation of the arbitrator’s reason(s) for selecting one or the other proposal. The seat of arbitration shall be in New York County, State of New York. The language of the arbitration shall be English. Any judgment upon any award rendered by the arbitrator may be entered in and enforced by any court of competent jurisdiction. The parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) in New York County, State of New York to enforce any award of the arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the arbitration.

(f)                 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(f). ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7(f) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(g)                Successors and Assigns; Third Party Beneficiaries. This Agreement will be binding upon the Subject Party and the Subject Party’s estate, successors and assigns, and will inure to the benefit of the Covered Parties, and their respective successors and assigns. Each Covered Party may freely assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person which acquires, in one or more transactions, at least a majority of the equity securities (whether by equity sale, merger or otherwise) of such Covered Party or all or substantially all of the assets of such Covered Party and its Subsidiaries, taken as a whole, without obtaining the consent or approval of the Subject Party. The Subject Party agrees that the obligations of the Subject Party under this Agreement are personal and will not be assigned by the Subject Party. Each of the Covered Parties are express third party beneficiaries of this Agreement and will be considered parties under and for purposes of this Agreement.

(h)                Purchaser Representative Authorized to Act on Behalf of Covered Parties. The parties acknowledge and agree that the Purchaser Representative is authorized and shall have the sole right to act on behalf of Pubco, the Purchaser and the other Covered Parties under this Agreement, including the right to enforce Pubco’s, the Purchaser’s and the other Covered Parties’ rights and remedies under this Agreement. Without limiting the foregoing, in the event that the Subject Party serves as a director, officer, employee or other authorized agent of a Covered Party, the Subject Party shall have no authority, express or implied, to act or make any determination on behalf of a Covered Party in connection with this Agreement or any dispute or Action with respect hereto.

(i)                 Construction. The Subject Party acknowledges that the Subject Party has been represented by counsel, or had the opportunity to be represented by, counsel of the Subject Party’s choice. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. Neither the drafting history nor the negotiating history of this Agreement will be used or referred to in connection with the construction or interpretation of this Agreement. The headings and subheadings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement: (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (ii) the definitions contained herein are applicable to the singular as well as the plural forms of such terms; (iii) whenever required by the context, any pronoun shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (iv) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (v) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vi) the term “or” means “and/or”; and (vii) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein.

(j)                 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A photocopy, faxed, scanned and/or emailed copy of this Agreement or any signature page to this Agreement, shall have the same validity and enforceability as an originally signed copy.

(k)                Effectiveness. This Agreement shall be binding upon Subject Party upon the Subject Party’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. In the event that the Merger Agreement is validly terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void, and the parties shall have no obligations hereunder.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Non-Competition and Non-Solicitation Agreement as of the date first written above.

Subject Party:

[ ]

By:
Name:
Title:

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

{Signature Page to Non-Competition Agreement}

Acknowledged and accepted as of the date first written above:

Pubco:

IWAC HOLDINGS INC.

By:
Name:
Title:

The Company:

REFRESHING USA, LLC

By:
Name:
Title:

The Purchaser Representative:

IWH SPONSOR LP, solely in the capacity as the
Purchaser Representative hereunder

By:
Name:
Title:

{Signature Page to Non-Competition Agreement}